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                                                                    Exhibit 4(b)

                              CERTIFICATE OF TRUST

                                       OF

                          SEA PINES ASSOCIATES TRUST I


                  This Certificate of Trust of Sea Pines Associates Trust I (the "Trust"), dated December 14, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.)

                  1. Name. The name of the business trust being formed hereby is Sea Pines Associates Trust I.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Union Trust Company, National Association, whose business address is One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration.

                  3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Delaware Secretary of State.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust as of the date hereof, have executed this Certificate of Trust as of the date first above written.

                                    FIRST UNION TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as Delaware Trustee



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                    Administrative Trustee


                                          --------------------------------------
                                                   Michael E. Lawrence